Exhibit 10.52D
AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT
(Series 2008-A)
     THIS AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT (Series 2008-A) (this “Amendment”) is executed as of December 23, 2010, by and among Cofina Funding, LLC, as the Issuer (the “Issuer”), Victory Receivables Corporation, as the Conduit Purchaser, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), as the Funding Agent and as a Committed Purchaser.
RECITALS
     WHEREAS, the parties hereto are parties to that certain Note Purchase Agreement dated as of November 21, 2008 (as amended through the date hereof, the “Agreement”); and
     WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Certain Defined Terms. Each capitalized term used but not defined herein shall have the meaning ascribed thereto or incorporated by reference in the Agreement.
     SECTION 2. Amendment to Agreement. The Agreement is hereby amended as follows:
     (a) The definitions of “More Favorable Documentation,” “Series 2010-A Supplement,” “Series 2008-A,” “Unexpired Series Maximum Funded Amount,” and “Unexpired Series True-Up Reduction“are added to Section 1.01 of the Agreement as alphabetically appropriate as follows:
“More Favorable Documentation” has the meaning specified in Section7.01(h).
“Series 2010-A Supplement” means the supplement to the Base Indenture, dated as of December 23, 2010, between the Issuer and the Trustee (as amended, supplemented or otherwise modified from time to time).
“Series 2008-A” has the meaning specified in the Series Supplement.
“Unexpired Series Maximum Funded Amount” means the aggregate of the “Maximum Funded Amounts” under (and as defined in) all Unexpired Series.
“Unexpired Series True-Up Reduction” has the meaning specified in Section 2.05.

     (b) Section 2.03(f) of the Agreement is amended in its entirety to read as follows:
               (f) Each “Increase” under (and as defined in) any Unexpired Series (including each Increase hereunder) shall be followed, on a weekly basis, by one or more “Increases” under (and as defined in) such other Unexpired Series and in such amounts as are necessary to cause the Unexpired Series Aggregate Funded Amount to be ratably allocated among all Unexpired Series according to the “Maximum Funded Amount” under (and as defined in) each Unexpired Series (each such weekly “Increase”, an “Unexpired Series True-Up”); provided that if any “Increase” exceeds $500,000, the amount of such “Increase” shall be allocated pro rata across all Series on the date thereof without using the true-up mechanism set forth above. In addition, notwithstanding any other provision hereof or in the Series Supplement to the contrary, in allocating “Increases” and repayments across Series, such allocation shall utilize the normal, non-seasonal “Maximum Funded Amounts” for Series 2010-A (i.e., $100,000,000) and Series 2008-A (i.e., $200,000,000) until such amounts are fully utilized and then “Increases” shall be allocated solely to the seasonal portion of the Series 2008-A “Maximum Funded Amount”. Similarly, prepayments or repayments (so long as no Early Amortization Event or Event of Default has occurred) shall be allocated solely to the seasonal portion of the Series 2008-A “Maximum Funded Amount” until repaid (and then pro rata to the normal, non-seasonal “Maximum Funded Amounts” of Series 2008-A and Series 2010-A).
     (c) Section 2.05 of the Agreement is amended to add the following two sentences to the end of such section:
               Each “Reduction” under (and as defined in) any Unexpired Series (including each Reduction hereunder) shall be followed by one or more “Reductions” under (and as defined in) such other Unexpired Series and in such amounts as are necessary to cause the Unexpired Series Aggregate Maximum Funded Amount to be ratably reduced among all Unexpired Series according to the “Maximum Funded Amount” under (and as defined in) each Unexpired Series (each such “Reduction”, an “Unexpired Series True-Up Reduction”). Notwithstanding the foregoing, the Maximum Funded Amount hereunder shall not be reduced ratably in connection with the $50,000,000 “Maximum Funded Amount” reduction under Series 2008-A that occurs on May 31, 2011.
     (d) Section 7.01 of the Agreement is amended to add clauses (f), (g) and (h) thereto as follows:
               (f) Creation of New Series. The Issuer shall not create a new Series of Notes without the prior written consent of the Funding Agent.
               (g) Amendments. The Issuer shall not enter into any amendment of the Base Indenture, the Servicing Agreement, the Purchase and Contribution Agreement, the CHS Purchase Agreement, the Purchase Agreement or any other Transaction Document (other than a Transaction Document which governs solely one Series) without the prior written consent of the Funding Agent.

               (h) Other Series. The Issuer hereby undertakes that if and to the extent that any Transaction Documents related to another Series, whether currently in effect or effective as of a date hereafter (whether by amendment, waiver, consent or otherwise), contains any representation, warranty, covenant, early amortization event, potential early amortization event, default, event of default, indemnity provision, pricing provision or priority of collateral provision or other definitional terms that are more favorable (in the sole discretion of the Funding Agent) than the provisions applicable to Series 2008-A (“More Favorable Documentation”), then, but only for so long as such More Favorable Documentation remains in effect, it will deem the provisions applicable to Series 2008-A to be automatically amended to reflect such More Favorable Documentation; provided that the Issuer undertakes to so amend and restate any of the Transaction Documents to reflect such More Favorable Documentation if reasonably requested to do so by the Funding Agent.
     SECTION 3. Consent. Each of the Funding Agent and the Purchasers party hereto hereby: (i) consent to the amendment and restatement of the Base Indenture dated as of August 10, 2005, between the Issuer and U.S. Bank National Association, as Trustee, (ii) directs the Trustee to execute the Amended and Restated Base Indenture, dated as of December 23, 2010, between the Issuer and the Trustee in the form delivered to the Trustee on the date hereof and (iii) consents to the prepayment on the date hereof of note principal in an amount sufficient to achieve the pro rata utilization of the normal, non-seasonal commitments under Series 2010-A and Series 2008-A.
     SECTION 4. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.
     SECTION 5. Effectiveness. This Amendment shall become effective on the first date on which BTMU has received:
     (a) counterparts of this Amendment executed by each of the parties hereto (whether by facsimile or otherwise); and
     (b) counterparts of that certain Amendment No. 4 to Series 2008-A Supplement to Base Indenture, dated as of the date hereof, among the Issuer, the Trustee and BTMU, executed by each of the parties thereto (whether by facsimile or otherwise).
     SECTION 6. Counterparts. This Amendment may be executed by different parties in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall together constitute but one and the same instrument.
     SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.
[Signatures Follow]

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

COFINA FUNDING, LLC, as the Issuer
By:	/s/ James M. Grafing
	Name:	James M. Grafing
	Title:	Chief Financial Officer

[Signatures Continue on the Following Page]
Amendment No. 4 to Series 2008-A NPA

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VICTORY RECEIVABLES CORPORATION, as the Conduit Purchaser
By:	/s/ Frank B. Bilotta
	Name:	Frank B. Bilotta
	Title:	President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as the Funding Agent
By:	/s/ Aditya Reddy
	Name:	Aditya Reddy
	Title:	Senior Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Committed Purchaser
By:	/s/ Victor Pierzchalski
	Name:	Victor Pierzchalski
	Title:	Authorized Signatory Purchaser Percentage: 100%

Amendment No. 4 to Series 2008-A NPA

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